UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 6, 2020

READING INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	1-8625	95-3885184
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5995 Sepulveda Boulevard, Suite 300 Culver City, California		90230
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (213) 235-2240

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	RDI	The NASDAQ Stock Market LLC
Class B Common Stock, $0.01 par value	RDIB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.

Annual Meeting of Stockholders

Reading International, Inc. (the "Company") announced today that its Board of Directors (the "Board") has established December 8, 2020 at 11:00 a.m. Pacific Time as the date and time for the next Annual Meeting of Stockholders of the Company (the "2020 Annual Meeting"), to be held virtually. The Board also established the close of business on October 19, 2020 as the record date for the determination of stockholders entitled to receive notice of and to vote at the virtual 2020 Annual Meeting. Details of how to register for and access the virtual 2020 Annual Meeting will be provided in the Company's proxy statement for the 2020 Annual Meeting, to be electronically filed prior to the 2020 Annual Meeting with the U.S. Securities and Exchange Commission.

Stockholder Proposal Submission Deadline

Because the scheduled date of the 2020 Annual Meeting represents a change of more than 30 days from the anniversary of the Company's 2019 Annual Meeting of Stockholders, the Company has set a new deadline for the receipt of stockholder proposals submitted pursuant to the provisions of the proxy rules of the U.S. Securities and Exchange Commission for inclusion in the Company's proxy materials for the 2020 Annual Meeting. To be considered for inclusion, such stockholder proposals must be received in writing by the Company at our corporate headquarters at 5995 Sepulveda Blvd, Suite 300, Culver City, CA 90230, Attn: S. Craig Tompkins, Esq., Annual Meeting Secretary, before the close of business on October 16, 2020.

Litigation Update

In addition, the Company announced today that, on October 1, 2020, the Nevada Supreme Court ordered the Trial Court to dismiss the putative Derivative Lawsuit being prosecuted by James J. Cotter, Jr., concluding that Mr. Cotter, Jr. was not an adequate representative of our Company's stockholders. In arriving at this conclusion, the Nevada Supreme Court noted, among other things, that "because one of the main remedies Cotter Jr. is seeking is his reinstatement as CEO, his interests are divergent from the shareholders' interests" and that "Cotter Jr.'s action appears to be vindictively sought in response to his termination as CEO. . ." The Company is now pursuing collection of the approximately $800,000 in costs from Mr. Cotter, Jr. approved by the Nevada Supreme Court, which amount is covered by a bond posted by Mr. Cotter, Jr., in connection with his appeal.

Item 9.01    Financial Statements and Exhibits.

Exhibits
No.	Description
99.1	Press release dated October 6, 2020.
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Reading International, Inc.

Date: October 6, 2020	/s/ Ellen M. Cotter
Ellen M. Cotter
President and Chief Executive Officer